UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2019

ASSEMBLY BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35005	20-8729264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11711 N. Meridian St., Suite 310

Carmel, Indiana 46032

(Address of principal executive offices, including zip code)

(833) 509-4583

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ASMB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On November 11, 2019, Assembly Biosciences, Inc. (the Company) issued a press release announcing the presentation of (1) final 24-week results and interim long-term data from the Company’s Phase 2 studies of ABI-H0731 (731), the Company’s lead hepatitis b virus (HBV) core inhibitor product candidate, and (2) interim data from the first dose cohort of the Company’s ongoing Phase 1b study of ABI-H2158 (2158), the Company’s second HBV core inhibitor product candidate. These data were presented on posters at the late-breaker poster session at the American Association for the Study of Liver Diseases Annual Meeting (The Liver Meeting®) in Boston, Massachusetts.

ABI-H0731

The Company presented final 24-week data from HBeAg-positive patients in its studies of ABI-H0731-201 (Study 201 in nucleos(t)ide (NrtI)-suppressed patients) and ABI-H0731-202 (Study 202 NrtI-naïve patients) in addition to interim data from an ongoing open-label extension study ABI-H0731-211 (Study 211), where all patients received a combination of 731 and NrtI therapy.

Of the 97 patients completing Study 201 or Study 202, 87 are currently receiving a combination of 731 and NrtI therapy and have been treated for at least 16 weeks in Study 211 (cumulative duration of treatment with 731 and NrtI therapy of 16 to more than 40 weeks). 731 was well-tolerated when administered in combination with NrtI therapy. Overall, 26 out of 58 patients whose results were reported in the final 24-week results reported no adverse events (AEs). The remaining patients reported AEs that were Grade 1 or 2 and no serious AEs have been reported to date.

Study 201 and Study 202

As previously reported in the literature, the vast majority of long-term NrtI therapy treated patients continue to harbor low level infectious virus, which was confirmed in Study 201 patients at the time of their enrollment. Final Week 24 results from the HBeAg-positive patients (n=47) demonstrated that, among those with detectable DNA at baseline, 22 out of 27 (81%) of 731 and NrtI therapy treated patients achieved target not detected (TND) by Week 24 compared to zero out of 12 (0%) NrtI therapy only treated patients (p<0.001), as measured with a highly sensitive PCR assay (lower limit of quantification (LLOQ) 5 = IU/mL). These results indicate that the addition of 731 reduced viral burden to levels not achieved by NrtI therapy alone.

Final Week 24 results from HBeAg-positive patients in Study 202 (n=25) demonstrated faster and deeper HBV DNA declines in patients receiving 731 and entecavir (ETV) than those receiving ETV alone. Statistically significant reductions of pgRNA were observed by Week 2 with 731 and ETV (p<0.001).

Study 211

Longer-term treatment with 731 and NrtI therapy resulted in deeper reductions in HBV DNA and pgRNA. The 21 out of 25 patients from Study 202 that are now in Study 211 demonstrated mean HBV DNA and pgRNA declines from baseline of 6.3 logs and 3.0 logs, respectively, at Week 48.

A significant finding based on interim data from Study 211 is the observed correlation between the degree of pgRNA reductions and viral antigen declines. Eleven out of 21 (52%) patients from Study 202 that are now on Study 211 who have been treated with 731 and NrtI therapy for 16 to 60 weeks have achieved decreases in pgRNA of greater than 3 logs. The results in the table below demonstrate that these larger declines in pgRNA were strongly associated with observed reductions in viral antigens. As cccDNA is the only known source of pgRNA, the deeper decline of pgRNA levels may therefore indicate a reduction in cccDNA pools.

Number	<40 U/L	Log10 Decrease	Mean Log Reductions at Last Time Point (range)			Patients Exhibiting ≥0.5 Log Decline (%)
Patients	ALT	pgRNA	HBeAg	HBcrAg	HBsAg	HBeAg	HBcrAg	HBsAg
11	10	>3.0	1.03 (0.0-2.5)	1.42 (0.0-3.1)	0.86 (0.0-3.6)	9 (82)	10 (91)	6 (55)
8	8	2.0-3.0	0.34 (0.1-0.7)	0.45 (0.1-1.0)	0.14 (0.0-0.5)	2 (25)	6 (75)	1 (13)
2	2	<2.0	0.15 (0.9-1.8)	0.29 (0.3-0.3)	0.17 (0.0-0.3)	0 (0)	0 (0)	0 (0)

Of the 27 NrtI-suppressed HBeAg-positive patients receiving 731 and NrtI therapy for at least 40 weeks in Study 201 and who are now in Study 211, 18 (67%) have achieved HBV DNA TND + pgRNA less than 35 U/mL, along with significant declines in HBeAg and HBcrAg levels.

Safety Overview

731 was well-tolerated in both HBeAg-positive and -negative patients when administered with a NrtI therapy for 24 weeks with no serious AEs reported. Five patients receiving 731 and NrtI reported a rash (four Grade 1 and one Grade 2). No associated systemic signs or laboratory abnormalities were observed, and all patients continued treatment through Week 24. Overall, laboratory abnormalities observed were of Grade 1 or 2 severity and occurred in similar proportions of patients across the two treatment groups. With longer-term ongoing treatment in Study 211, interim data indicated that the nature, frequency and severity of AEs and laboratory abnormalities observed were similar to the initial 24 week treatment period.

ABI-H2158

The Company reported interim data from the first cohort of its Phase 1b study of 2158, which is currently enrolling HBeAg positive patients in sequential dose cohorts of nine patients, with each cohort randomized to receive oral 2158 or placebo (7:2) once daily for 14 days. The interim data from the initial cohort receiving the lowest dose of 2158 at 100 mg demonstrated potent antiviral activity at this initial dose level, reflected by mean declines from baseline to day 15 of 2.3 log10 [range 1.7 – 3.0] and 2.1 log10 [range 1.5 – 2.7] in HBV DNA and pgRNA respectively.

No serious AEs, dose limiting toxicities or premature discontinuations have been reported to date. All treatment emergent adverse events (TEAEs) were Grade 1. One patient assigned to placebo and three patients on 2158 reported TEAEs that resolved without intervention: dizziness, fatigue, rash, headache and upper abdominal pain. Observed steady-state exposures were in excess of the EC90’s for in vitro antiviral and cccDNA assays. The Company believes that the safety and pharmacokinetic (PK) data and parameters from this interim analysis support once daily administration and the continued evaluation of 2158 across the planned dose cohorts in patients with chronic HBV infection. The Phase 1b study is expected to be completed in the first quarter of 2020.

A copy of the presentation is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Forward-Looking Statements

The information in this report contains forward-looking statements regarding future events, including statements about the clinical and therapeutic potential of the Company’s HBV core inhibitor product candidates, and the timing of the initiation of and the availability of data from the Company’s ongoing and planned clinical trials. Certain forward-looking statements may be identified by reference to a future period or by use of forward-looking terminology such as “expected,” “may” and “potential.” The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. These risks and uncertainties include, among others: the Company’s expectations regarding sustained benefits and antiviral reductions of patients in its clinical trials; the scientific theory for the Company’s therapeutics is unproven and novel; outcomes of clinical studies are uncertain; results observed in earlier preclinical and nonclinical studies and early clinical studies, including with respect to tolerability results, may not be predictive of future clinical studies results; the components, timing, cost and results of clinical trials and other development activities involving our product candidates; the duration and results of regulatory review of those candidates by the FDA and foreign regulatory authorities; whether our cash resources will be sufficient to fund continuing operations for the periods and/or trials; and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties. Additional information about the risks and uncertainties faced by the Company are more fully detailed under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the Securities and Exchange Commission. Except as required by law, the Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	AASLD 2019 Presentation dated November 11, 2019.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2019	Assembly Biosciences, Inc.

	By:	/s/ John G. McHutchison, A.O., M.D.
John G. McHutchison, A.O., M.D.
President and Chief Executive Officer